Exhibit 10(y)

                        AMENDMENT TO EMPLOYMENT AGREEMENT

         Amendment dated as of October 1, 2004 ("Effective Date") to the Employment Agreement made as of the 1st day of April, 2002 by and between Warrantech Corporation, a Delaware corporation, having its principal place of business located at 2200 Highway 121, Bedford, Texas 76021 ("Employer") and Jeanine Folz, an individual residing at 84 Hunting Ridge Road, Stamford, Connecticut 06903 ("Executive").

                              W I T N E S S E T H:

         WHEREAS, the parties entered into an employment agreement on April 1, 2002, (the "Agreement"); and

         WHEREAS, the parties desire to amend the Agreement; and

         WHEREAS, Executive is willing to continue employment upon the amended terms and conditions hereinafter set forth;

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Section II of the Agreement is hereby amended and replaced as follows: "The term of Executive's employment under this Agreement, which is due to expire on March 31, 2005, shall be extended for an additional period commencing on the Effective Date and ending March 31, 2008."

         2. Paragraph 3.1 of the Agreement is hereby amended and replaced as follows: "Employer shall pay Executive a base salary at the rate of One Hundred Sixty Thousand Dollars ($160,000.00) for each twelve-month period during the term of this Agreement. Such base compensation shall be payable in accordance with Employer's payroll practices as in effect from time to time."

         3. Paragraph 3.2 of the Agreement is hereby amended and replaced as follows: "Executive shall receive an annual incentive bonus equal to one per cent (1%) of net brokerage fees received by Warrantech during such annual period from insurers who insure the programs Warrantech brings to market. All bonuses described in this section are payable annually and shall be paid, if due, within fifteen (15) days after the filing of the Employer's Annual Report on Form 10-K with the Securities and Exchange Commission. Executive acknowledges that if Executive's employment is terminated by the Employer for cause prior to the payment of any bonus, Executive shall forfeit any interest she has in such bonus and shall not be entitled to any portion thereof."

         4. The Agreement, as modified herein, is hereby ratified and confirmed and remains in full force and effect and supercedes any other employment agreements in effect between Employer and Executive.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


                                       EMPLOYEE:

                                       WARRANTECH CORPORATION

                                       By: /s/ JEANINE FOLZ
                                           -------------------------------------

                                       Name: Jeanine Folz
                                             -----------------------------------

                                       Title:  Senior Vice President
                                             -----------------------------------

WITNESS:                               EMPLOYER:

/s/ AMY KOPIZ                          EXECUTIVE:
-------------------------------
Amy Kopiz                              /s/ JOEL SANANTONIO CEO
                                       -----------------------------------------
                                       Joel SanAntonio
WITNESS:

_______________________________